Blackboard Announces Acquisition of NTI Group

Blackboard Acquires Leading Alert and Notification Provider of Mass Voice, Text, Email and SMS
Messaging for Academic Institutions and Other Organizations

Provides Updated Fourth Quarter 2007 and Initial Standalone 2008 Guidance

Washington, DC – January 14, 2008 – Blackboard Inc. (NASDAQ: BBBB), a leading provider of enterprise software and services to the education community today announced a definitive agreement to acquire privately-held NTI Group, Inc., a leading provider of mass messaging and notifications solutions for educational and government organizations via voice, email, SMS, and other text-receiving devices.

Under terms of the agreement, Blackboard will acquire NTI for $182 million subject to certain adjustments. The purchase price will be paid $132 million in cash and $50 million in stock. In addition, up to an additional $17 million in consideration may be paid in stock based on attainment of certain financial targets over the two years following the close of the acquisition.

This acquisition enables Blackboard to better help institutions address several key challenges and trends which are taking place within the education community, namely:

1.	As online learning continues to grow and more institutions utilize the internet to connect with traditional and virtual students, it is becoming increasingly important to have the capability to deliver mass communications with large populations of users across an array of technical devices;

2.	In addition, it has become imperative that academic institutions have the ability to quickly and effectively communicate with their entire campus constituency in the wake of a range of school and campus tragedies, severe weather and other safety concerns; and

3.	Institutions are focusing on mobile-centric strategies and looking to tightly integrate their learning environments with cell phones and PDAs.

In addition, this positions Blackboard to assist Governmental agencies and municipalities which are also increasingly expected to reach their entire constituencies directly in an expeditious, time sensitive and cost-effective manner in the event of serious public safety matters.

The acquisition of the NTI Group moves Blackboard into the fast-growing alert and notification market, forecast by Yankee Group to grow to an estimated $1.2 billion in revenue in the United States by 2011, representing a five-year compounded average annual growth rate of over 30 percent. The combination of Blackboard and NTI adds another mission-critical offering to Blackboard’s existing suite of enterprise products and fulfills a key education technology priority. The addition of NTI’s Connect-ED offering will allow Blackboard to extend its leadership in North American higher education and establish a much more significant presence with U.S. K-12 institutions where NTI has already established a significant client base.

NTI is located in Sherman Oaks, CA and provides comprehensive communication services designed specifically for academic institutions as well as local, state and federal government entities. As of the third quarter of 2007, NTI had more than 1,200 contracts for the Connect-ED system in the U.S. K-12 market covering more than 14,000 schools and districts. NTI had 130 contracts in the U.S. higher education market covering approximately 200 colleges and universities. Additionally, the Connect-CTY, Connect-GOV and Connect-MIL services provide mass notification functionality to a fast growing number of municipal, government and military customers. The company’s mass notification systems are designed to allow users to quickly and easily record and send time-sensitive notifications to thousands of people in minutes using just a computer or telephone. The NTI service operates as a fully hosted, fully managed Application Service Provider (ASP) / Software as a Service (SaaS); users are able to deploy a complete messaging and notification system without investing in, or maintaining, hardware, software, or additional phone lines. Messages can be sent to recipients’ landlines, cell phones, PDAs/text-based devices, SMS, e-mail accounts, and TTY/TDD devices for the hearing impaired.

“Time-sensitive mass notification systems are a top priority for global academic institutions,” said Michael Chasen, Blackboard’s President and Chief Executive Officer. “NTI is the leading provider of these systems to educational institutions and government agencies and the addition of their solutions is an excellent next step in the growth of Blackboard’s product portfolio. NTI expands our client base significantly and in particular adds more than 1,200 new relationships with key IT decision makers in the K-12 market. I believe the union of our companies will create substantial cross-selling opportunities and add significant shareholder value.”

“We are extremely pleased to become a part of Blackboard and enhance their product offering with our mission critical communications technology,” said Robin Richards, NTI Chairman and Chief Executive Officer. “We believe that we can leverage Blackboard’s existing infrastructure, geographic diversity and relationships in higher education to efficiently expand the reach of our communications platform.”

Both companies’ Boards of Directors have approved the transaction. Subject to regulatory approval and other customary closing conditions, the transaction is expected to close in the first quarter of 2008. The combined companies will operate under the Blackboard name and brand with corporate headquarters located in Washington, DC.

Acquisition Benefits

The combination of Blackboard and NTI unites two innovators serving academic institutions, as well as government and corporate clients. Key strengths expected from the combination include:

•	Combined client base of more than 4,900 K-12 schools, colleges and universities as well as a growing presence in government organizations and corporations;

•	Unmatched depth and breadth of product offering;

•	Enhanced cross-selling opportunities to both the existing NTI and Blackboard client bases;

•	Strengthened management with extensive experience in global education technology; and

•	Increased revenue growth, profitability and cash flow over time.

Financial Details of the NTI Acquisition

NTI’s business model offers many of the same financial characteristics as Blackboard’s, including an annual recurring subscription-based licensing model, ratable revenue recognition, a stable institutional client base and historically high renewal rates. As a result, the combination is expected to enhance growth and profitability over time. Blackboard expects the transaction to be slightly accretive to earnings on a non-GAAP adjusted basis excluding the impact of purchase accounting adjustments on deferred revenues and non-recurring merger-related costs and dilutive on a GAAP basis for fiscal year 2008.

Blackboard retained Wachovia Securities as its financial advisor and Dewey & LeBoeuf as its legal advisor. NTI retained UBS Investment Bank as its financial advisor and Latham and Watkins LLP as its legal advisor.

“NTI is a fast growing company in a high growth market segment and has been extremely successful in scaling their business,” commented Chasen.  “NTI’s 2007 revenue is expected to be approximately $30 million which would represent an annual growth rate in excess of 50 percent over the prior year. We believe we can extend NTI’s leadership position and scale the business in the coming years.”

Preliminary Fourth Quarter 2007 Update and Guidance

Concurrent with its acquisition announcement of NTI, Blackboard is also providing some highlights and financial guidance for the fourth quarter ended December 31, 2007 and initial standalone guidance for 2008.

Highlights from Blackboard’s fourth quarter include:

•	Blackboard’s enterprise licenses (Blackboard Learning System™ — Enterprise, Blackboard Community System™, Blackboard Transaction System™, Blackboard Content System™, Blackboard Portfolio System™ and Blackboard Outcomes System™), totaled 3,935.

•	Blackboard announced a partnership with the Sony Corporation to support Sony FeliCa contactless technology in the Blackboard Commerce Suite. The partnership goal is to develop new technology that improves student service in a cost effective manner.

•	During the fourth quarter of 2007, Blackboard acquired a small technology company to augment the content management capabilities of the Blackboard Academic Suite. As the result of this transaction and other merger-related activity Blackboard incurred $1 million of non-recurring expense and $300,000 of increased amortization expense in the fourth quarter.

Based on preliminary results, Blackboard is providing the following updated guidance for the fourth quarter of 2007:

•	Revenue of approximately $62.0 to $63.0 million for the fourth quarter of 2007;

•	Amortization of acquired intangibles of approximately $5.8 million;

•	Net income of $3.4 to $3.9 million, resulting in net income per diluted share of $0.11 to $0.13, which is based on an estimated 30.4 million diluted shares and an effective tax rate of 41.5 percent. The company’s net income will include approximately $1.3 million or $0.04 per share of additional expense in the quarter which is attributable to $1.0 million of non-recurring merger-related expense and $300,000 of additional amortization expense;

•	Non-GAAP adjusted net income, excluding the amortization of acquired intangibles and the associated tax impact, of $6.9 to $7.4 million, resulting in non-GAAP adjusted net income per diluted share of $0.23 to $0.25, which is based on an estimated 30.4 million diluted shares and an effective tax rate of 40.5 percent. The company’s non-GAAP net income will include approximately $1.0 million or $0.03 per share of non-recurring merger-related expense;

•	Cash flow from operations in excess of $25 million.

The guidance for the fourth quarter of 2007 is based on preliminary, unaudited financial results, and the final results reported by Blackboard for the period may be materially different.

Initial 2008 Blackboard Standalone Guidance

Blackboard management is also providing preliminary 2008 revenue guidance of approximately $278 to $284 million, exclusive of the acquisition of the NTI Group. The company will provide additional commentary and information on the NTI acquisition conference call scheduled for January 14, 2008.

NTI Acquisition Conference Call Information

Blackboard will hold an investor and analyst conference call at 8:00 a.m. ET / 5:00 a.m. PT on Monday, January 14, 2008.  A slide presentation regarding the proposed acquisition may be accessed at Blackboard’s investor relations Web site at http://investor.blackboard.com.

When:	Monday, January 14, 2008
Time:	8:00 a.m. ET / 5:00 a.m. PT
Live Webcast:	http://investor.blackboard.com
Dial in:	(800) 561-2718
Passcode:	10746202

A replay of the call will be available via telephone from approximately 11:00 a.m. Eastern (8:00 a.m. Pacific) on February 5, 2008 until 12:00 a.m. Eastern (9:00 p.m. Pacific) on February 12, 2007. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial +1 (617) 801-6888. The conference ID for the replay is 35946018.

About Blackboard Inc.
Blackboard is a leading provider of enterprise software and services to the education industry. The Company’s product line consists of five software applications bundled in two suites, the Blackboard Academic Suite™ and the Blackboard Commerce Suite™. Blackboard’s clients include colleges, universities, schools and other education providers, as well as textbook publishers and student-focused merchants that serve education providers and their students. Blackboard is headquartered in Washington, D.C., with offices and staff in North America, Europe, Australia and Asia.

About The NTI Group
The NTI Group, Inc. (NTI), a Delaware corporation, is a privately held company that provides communication systems designed specifically for local, regional, state, and Federal government entities. The Connect™ family of services enables rapid dissemination of critical information via voice and text devices using its premier mass notification engine designed to allow users to quickly and easily record and send time-sensitive notifications to thousands of people in minutes using just a telephone. NTI makes and distributes the Connect-ED®, Connect-CTY®, Connect-GOV®, and Connect-MIL® systems, allowing users to target specific groups and/or geographic regions within their database(s) and engage recipients in two-way communication by asking them to respond to questions via their telephone keypads.

Forward Looking Statements

Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, including statements about future financial performance and the expected benefits of the acquisition and its impact on Blackboard’s financial results in future periods, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing and extent of regulatory review, the timing of the closing, the ability of Blackboard to integrate the business, operations and personnel of NTI following the acquisition, and the ability of both companies to retain their existing customers and gain new customers before and after the closing of the acquisition. Other factors that could affect the results discussed in our forward-looking statements include those set forth in the “Risk Factors” section of our most recent 10-Q filed with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of January 14, 2008. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to January 14, 2008.

Use of Non-GAAP Financial Measures

This release includes information about the Company’s non-GAAP adjusted net income and non-GAAP adjusted net income per share, which are non-GAAP financial measures. Management believes that both measures, which exclude amortization of acquired intangibles and the associated tax impact, provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance that can be effectively managed. Because the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides consistency in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that excludes amortization of acquired intangibles and the associated tax impact.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-Q dated November 8, 2007, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.

Contacts:

Corporate, Investor and Financial Media
Michael J. Stanton
Vice President, Investor Relations
Blackboard Inc.
+1 (202) 463-4860 ext. 2305

Education & Trade Media
Amy Storey
Fleishman-Hillard Inc.
+1 (202) 828-8819

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